Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

hopTo Inc.

Campbell, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-177069, 333-156229, 333-145284, 333-119402, 333-107336, 333-40174, and 333-88255) of hopTo Inc. (formerly GraphOn Corporation) of our report dated March 31, 2014, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ Macias Gini & O’Connell LLP

Walnut Creek, California

March 31, 2014